Exhibit 5.1

[LETTERHEAD OF CRAIG L. RAINEY]

August 11, 2014

The Williams Companies, Inc.

One Williams Center

Tulsa, Oklahoma 74172

Re: Registration Statement on Form S-8 of The Williams Companies, Inc.

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of The Williams Companies, Inc., a Delaware corporation (the “Company”). I have acted as counsel to the Company in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance of an additional 10,000,000 shares of common stock, $1.00 par value per share, of the Company (the “2007 Shares”) issuable in connection with the Company’s 2007 Incentive Plan, as amended (the “Incentive Plan”) and the issuance of an additional 1,600,000 shares of common stock, $1.00 par value per share, of the Company (together with the 2007 Shares, the “Shares”) issuable in connection with the Company’s 2007 Employee Stock Purchase Plan (together with the Incentive Plan, the “Plans”).

In connection with this opinion, I, or attorneys reporting to me, have reviewed the Registration Statement and the exhibits thereto, and I, or attorneys reporting to me, have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of the Company, the Plans and other instruments, and such matters of law and fact as I have deemed necessary to render the opinion contained herein.

Based upon and subject to the foregoing, I am of the opinion that the Shares issued under the Plans will, when issued in accordance with the terms of the relevant Plans and any applicable awards or agreements under the Plans, be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and all references to me in the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

/s/ Craig L. Rainey
Craig L. Rainey
Senior Vice President and General Counsel